Exhibit 10.16

EMPLOYMENT AGREEMENT

                                                THIS EMPLOYMENT AGREEMENT (“Agreement”) is entered into by and between Matt Packey (“Executive”) and LendingTree, LLC, a Delaware limited liability company (the “Company”), and is effective as of August 3, 2008 (the “Effective Date”).

                                                WHEREAS, the Company desires to establish its right to the services of Executive, in the capacity described below, on the terms and conditions hereinafter set forth, and Executive is willing to accept such employment on such terms and conditions.

                                                NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Executive and the Company have agreed and do hereby agree as follows:

1.                                       EMPLOYMENT.  During the Term (as defined below), the Company shall employ Executive, and Executive shall be employed, as Senior Vice President and Chief Financial Officer of the Company.  During Executive’s employment with the Company, Executive shall do and perform all reasonable services and acts necessary or advisable to fulfill the duties and responsibilities as are commensurate and consistent with Executive’s position and shall render such services on the terms set forth herein.  During Executive’s employment with the Company, Executive shall report directly and solely to the Chief Executive Officer of the Company (hereinafter referred to as the “Reporting Officer”).  Executive shall have such powers and duties with respect to LendingTree as may reasonably be assigned to Executive by the Reporting Officer, to the extent consistent with Executive’s position.  Executive agrees to devote all of Executive’s working time, attention and efforts to LendingTree and to perform the duties of Executive’s position in accordance with Company reasonable policies applicable to all employees of the Company and its subsidiaries and/or affiliates, as well as LendingTree’s reasonable policies (or the policies of such other businesses for which Executive has direct or indirect responsibility under this Agreement) as in effect from time to time.  Executive’s principal place of employment shall be the principal offices of LendingTree, located in Charlotte, North Carolina; provided, however, that travel to the Company’s other offices in Jacksonville or Irvine may occasionally be required.  Executive acknowledges that the Company may, in its sole discretion from time to time, change the Executive’s responsibilities or his direct / indirect reports without any effect hereunder, provided, that Executive shall be responsible for managing substantially all of the Company’s accounting, auditing, or other financial management functions as they currently exist.

2.                                       TERM.  The term of this Agreement, which shall commence on the Effective Date, shall continue until and including June 30, 2010 (the “Term”) unless terminated earlier as set forth in the Standard Terms and Conditions; provided, that certain provisions herein may specify a greater period of effectiveness.

3.                                       COMPENSATION.

                                                (a)                                  BASE SALARY.  During the period that Executive is employed with the Company hereunder, the Company shall pay Executive an annual base salary of $312,500 (the

“Base Salary”), payable in equal biweekly installments (or, if different, in accordance with the Company’s payroll practice as in effect from time to time), or such higher salary as shall be agreed to in writing by Executive and the Company from time to time.  Nothwithstanding the foregoing, if the proposed spin-off of the Company from IAC/InterActive Corp does not occur on or prior to September 30, 2008, Executive’s Base Salary shall be immediately reduced to $285,000, but shall thereafter be increased to $312,500 if the spin-off occurs after September 30, 2008.  For all purposes under this Agreement, the term “Base Salary” shall refer to the Base Salary as in effect from time to time.  Upon the Executive’s request, the Company and Executive agree to review and discuss the Executive’s Base Salary on the first anniversary of this Agreement, or upon the announcement of any anticipated Change in Control; provided, that any adjustment in Executive’s Base Salary shall remain within the sole discretion of the Company.

                                                (b)                                 EQUITY INCENTIVES.  During the period that Executive is employed with the Company hereunder, Executive shall be eligible to receive a discretionary equity incentives, including but not limited to restricted stock unit awards and/or stock options, which incentives shall be granted to Executive at the time the Company normally grants such incentives generally and otherwise in accordance with applicable policies, practices, terms, and conditions (including but not limited to vesting requirements), and provided further, that Executive is employed by the Company on the date such incentives are awarded.

                                                (c)                                  DISCRETIONARY BONUS.  During the period that Executive is employed with the Company hereunder, Executive shall be eligible to receive a discretionary annual bonus in an amount determined by the Reporting Officer in accordance with the Company’s policies and procedures regarding bonus computations, which bonus shall be payable to Executive at the time the Company pays year-end bonuses generally and otherwise in accordance with applicable policies and practices, provided, that Executive is employed by Company on the date such bonuses are paid.

                                                (d)                                 BENEFITS.  From the Effective Date through the date of termination of Executive’s employment with the Company for any reason, Executive shall be entitled to participate in any welfare, health and life insurance and pension benefit programs as may be adopted from time to time by the Company on the same basis as that provided to similarly situated employees of the Company.  Without limiting the generality of the foregoing, Executive shall be entitled to the following benefits:

                                                (i)                                     Reimbursement for Business Expenses.  During the period that Executive is employed with the Company hereunder, the Company shall reimburse Executive for all reasonable, necessary and documented expenses incurred by Executive in performing Executive’s duties for the Company, on the same basis as similarly situated employees and in accordance with applicable policies as in effect from time to time.

                                                (ii)                                  Vacation and other Paid Time Off.  During the period that Executive is employed with the Company hereunder, Executive shall be entitled to paid vacation and other paid time off each year, in accordance with applicable plans, policies, programs and practices applicable to similarly situated employees generally.

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4.                                       NOTICES.  All notices and other communications under this Agreement shall be in writing and shall be given by first-class mail, certified or registered with return receipt requested, or by hand delivery, or by overnight delivery by a nationally recognized carrier, in each case to the applicable address set forth below, and any such notice is deemed effectively given when received by the recipient (of if receipt is refused by the recipient, when so refused):

If to the Company:	LendingTree, LLC
11115 Rushmore Drive
Charlotte, NC 28277
Attention: Senior Vice President, Human Resources

If to Executive:	At the most recent address for Executive on file at the Company.

Either party may change such party’s address for notices by notice duly given pursuant hereto.

5.                                       GOVERNING LAW; JURISDICTION.  This Agreement and the legal relations thus created between the parties hereto (including, without limitation, any dispute arising out of or related to this Agreement) shall be governed by and construed under and in accordance with the internal laws of the State of North Carolina without reference to its principles of conflicts of laws.  Any such dispute will be heard exclusively and determined before an appropriate federal court located in the State of North Carolina in the Western District, or, if not maintainable therein, then in an appropriate state court located in Mecklenburg County, North Carolina, and each party hereto submits itself and its property to the exclusive jurisdiction of the foregoing courts with respect to such disputes.  Each party hereto (i) agrees that service of process may be made by mailing a copy of any relevant document to the address of the party set forth above, (ii) waives to the fullest extent permitted by law any objection which it may now or hereafter have to the courts referred to above on the grounds of inconvenient forum or otherwise as regards any dispute between the parties hereto arising out of or related to this Agreement, (iii) waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in the courts referred to above as regards any dispute between the parties hereto arising out of or related to this Agreement and (iv) agrees that a judgment or order of any court referred to above in connection with any dispute between the parties hereto arising out of or related to this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

6.                                       COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

7.                                       STANDARD TERMS AND CONDITIONS.  Executive expressly understands and acknowledges that the Executive Standard Terms and Conditions attached hereto are incorporated herein by reference, deemed a part of this Agreement and are binding and enforceable provisions of this Agreement.  References to “this Agreement” or the use of the term “hereof” shall refer to this Agreement and the Executive Standard Terms and Conditions attached hereto, taken as a whole.

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8.                                       SECTION 409A OF THE INTERNAL REVENUE CODE.  This Agreement is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder (“Section 409A”).  Notwithstanding the foregoing, if this Agreement or any benefit paid to Executive hereunder is subject to Section 409A and if the Executive is a “Specified Employee” (as defined under Section 409A) as of the date of Executive’s termination of employment hereunder, then the payment of benefits, if any, scheduled to be paid by the Company to Executive hereunder during the first six (6) month period beginning on the date of a termination of employment hereunder shall be delayed during such six (6) month period and shall commence immediately following the end of such six (6) month period (and, if applicable, the period in which such payments were scheduled to be made if not for such delay shall be extended accordingly).  In no event shall the Company be required to pay Executive any “gross-up” or other payment with respect to any taxes or penalties imposed under Section 409A with respect to any benefit paid to Executive hereunder.

                                                IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and delivered by its duly authorized officer and Executive has executed and delivered this Agreement as of August 3, 2008.

LendingTree, LLC

/s/ Claudette Hampton
By:	Claudette Hampton
Title:	Senior Vice President, Human Resources

/s/ Matt Packey
Matt Packey

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EXECUTIVE STANDARD TERMS AND CONDITIONS

1.                                       TERMINATION OF EXECUTIVE’S EMPLOYMENT.

                                                (a)                                  DEATH.  In the event Executive’s employment hereunder is terminated by reason of Executive’s death, the Company shall pay Executive’s designated beneficiary or beneficiaries, within thirty (30) days of Executive’s death in a lump sum in cash, (i) Executive’s Base Salary through the end of the month in which death occurs and (ii) any Other Accrued Obligations (as defined in Section 1(e) below).

                                                (b)                                 DISABILITY.  If, as a result of Executive’s incapacity due to physical or mental illness (“Disability”), Executive shall have been absent from the full-time performance of Executive’s duties with the Company for a period of four (4) consecutive months and, within thirty (30) days after written notice is provided to Executive by the Company (in accordance with Section 4 of the Employment Agreement), Executive shall not have returned to the full-time performance of Executive’s duties, Executive’s employment under this Agreement may be terminated by the Company for Disability.  During any period prior to such termination during which Executive is absent from the full-time performance of Executive’s duties with the Company due to Disability, the Company shall continue to pay Executive’s Base Salary at the rate in effect at the commencement of such period of Disability, offset by any amounts payable to Executive under any disability insurance plan or policy provided by the Company.  Upon termination of Executive’s employment due to Disability, the Company shall pay Executive within thirty (30) days of such termination (i) Executive’s Base Salary through the end of the month in which termination occurs in a lump sum in cash, offset by any amounts payable to Executive under any disability insurance plan or policy provided by the Company; and (ii) any Other Accrued Obligations (as defined in paragraph 1(e) below).

                                                (c)                                  TERMINATION FOR CAUSE.  Upon the termination of Executive’s employment by the Company for Cause (as defined below), the Company shall have no further obligation hereunder, except for the payment of any Other Accrued Obligations (as defined in paragraph 1(e) below).  As used herein, “Cause” shall mean:  (i) the Executive’s plea of guilty or nolo contendere to, or conviction for, the commission of (A) a felony offense, or (B) a misdemeanor offense involving any breach of trust or fiduciary duty by Executive or involving any moral turpitude; provided, however, that after indictment, the Company may suspend Executive from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under this Agreement; (ii) a material breach by Executive of a fiduciary duty owed to the Company; (iii) a material breach by Executive of any of the covenants made by Executive in Section 2 hereof; (iv) the willful or gross neglect by Executive of the material duties required by this Agreement; or (v) a material violation by Executive of any reasonable Company policy pertaining to ethics, wrongdoing or conflicts of interest.

                                                (d)                                 TERMINATION OR BREACH BY THE COMPANY OTHER THAN FOR DEATH, DISABILITY OR CAUSE OR RESIGNATION BY EXECUTIVE UPON A CHANGE IN CONTROL.  If (i) Executive’s employment hereunder is terminated by the Company or the Company commits a material breach of this Agreement prior to the expiration of the Term for any reason other than Executive’s death or Disability or for Cause, or (ii) Executive resigns within ninety (90) days following the consummation of any Change in Control of the Company, then the Company shall pay Executive the following:

                                                (i)                     Within thirty (30) days following such termination, breach, or resignation, an amount equal to all Other Accrued Obligations (as defined herein); and

                                                (ii)                  An amount equal to one (1) year’s Base Salary, payable in equal installments on the Company’s regularly scheduled paydays over the one (1) year period following the date of such termination, breach, or resignation (the “Severance Period”).

                                                (iii)               If Executive properly elects COBRA continuation for medical, dental and/or vision coverage, Company shall subsidize the cost of Executive’s COBRA benefits through the end of the Severance Period or until such time as Executive becomes eligible for group coverage pursuant to another policy or program, whichever comes first.  The subsidy provided by Company for the COBRA benefits shall be the total amount owed for COBRA benefits less the amount of Executive’s current employee contribution for these benefits.  Should, within the period eligible for subsidy, Executive elect more costly benefits options, the Company subsidy will remain the same with Executive responsible for the difference.  Should, within the period eligible for subsidy, Executive elect less costly benefits, the contribution by both Company and Executive shall be reduced proportionally.

If Executive obtains other employment or is otherwise compensated for services provided during this Severance Period, the Company’s obligation to make future payments to Executive under these subparagraphs (d)(ii) and (d)(iii) and shall be offset against any compensation earned by Employee as a result of employment with or services provided to a third party.  Executive agrees to inform the Company promptly of his employment status and any amounts so earned during the Severance Period.  Executive’s right to the payments under these subparagraphs (d)(ii) and (d)(iii) shall be subject to Executive’s execution and non-revocation of a reasonable general release of the Company and its affiliates, in a form substantially similar to that used for similarly situated executives of the Company and its affiliates, and Executive’s compliance with the restrictive covenants set forth in Section 2 of these Standard Terms and Conditions.  Executive acknowledges and agrees that the payments described in this Section 1(d) constitutes good and valuable consideration for such release.

For purposes of this Agreement, a “Change in Control” means

                                                (i)                     the acquisition, by any means, by any individual entity or group, within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than IAC/InterActiveCorp, Barry Diller, Liberty Media Corporation, and their respective affiliates (a “Person”), directly or indirectly, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of equity securities of LendingTree, LLC representing more than 50% of the voting power of the then outstanding equity securities of LendingTree, LLC entitled to vote generally in the election of directors or managing members (as applicable) of the entity

(the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by any employee benefit plan (or trust related to such employee benefit plan) sponsored or maintained by LendingTree, LLC or any corporation controlled by LendingTree, LLC or (2) any acquisition by any Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii) of this definition; or

                                                (ii)                  the consummation of a reorganization, merger or consolidation or sale or other disposition, directly or indirectly of all or substantially all of the assets of LendingTree, LLC or the purchase of assets or stock or another entity (a “Business Combination”) in each case, unless immediately following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, managing members or other required persons (as applicable) of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns LendingTree, LLC or all or substantially all of the assets of LendingTree, LLC either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding voting securities, and (B) no person (excluding IACInteractiveCorp, Barry Diller, Liberty Media Corporation and their respective affiliates, any employee benefit plan (or related trust) of LendingTree, LLC or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then Outstanding Voting Securities of such entity except to the extent that such ownership of LendingTree, LLC existed prior to the Business Combination; or

                                                (iii)               the approval by the members, stockholders or other required persons (as applicable) of LendingTree, LLC of a complete liquidation or dissolution of LendingTree, LLC.

                                                (e)                                  OTHER ACCRUED OBLIGATIONS.  As used in this Agreement, “Other Accrued Obligations” shall mean the sum of (i) any portion of Executive’s accrued but unpaid Base Salary or Bonus through the date of death or termination of employment for any reason, as the case may be; (ii) any compensation previously earned but deferred by Executive (together with any interest or earnings thereon) that has not yet been paid and that is not otherwise to be paid at a later date pursuant to the executive deferred compensation plan of the Company, if any, and (iii) any reimbursements that Executive is entitled to receive under Section 3(d) of the Agreement.

2.                                       CONFIDENTIAL INFORMATION; NON-COMPETITION; NON-SOLICITATION; AND PROPRIETARY
                                                RIGHTS.

                                                (a)                                  CONFIDENTIALITY.  Executive acknowledges that, while employed by the Company, Executive will occupy a position of trust and confidence.  The Company, its subsidiaries and/or affiliates shall provide Executive with “Confidential Information” as referred to below.  Executive shall not, except as may be required to perform Executive’s duties hereunder or as required by applicable law, without limitation in time, communicate, divulge, disseminate, disclose to others or otherwise use, whether directly or indirectly, any Confidential Information regarding the Company and/or any of its subsidiaries and/or affiliates.

                “Confidential Information” shall mean information about the Company or any of its subsidiaries or affiliates, and their respective businesses, employees, consultants, contractors, clients and customers that is not disclosed by the Company or any of its subsidiaries or affiliates for financial reporting purposes or otherwise generally made available to the public (other than by Executive’s breach of the terms hereof) and that was learned or developed by Executive in the course of employment by the Company or any of its subsidiaries or affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information.  Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and its subsidiaries or affiliates, and that such information gives the Company and its subsidiaries or affiliates a competitive advantage.  Executive agrees to deliver or return to the Company, at the Company’s request at any time or upon termination or expiration of Executive’s employment or as soon thereafter as possible, all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company and its subsidiaries or affiliates or prepared by Executive in the course of Executive’s employment by the Company and its subsidiaries or affiliates.  As used in this Agreement, “subsidiaries” and “affiliates” shall mean any company controlled by, controlling or under common control with the Company.  For purposes of this Agreement, “Confidential Information” shall not include any information that is now or hereafter becomes known to the public or otherwise is in the public domain other than through Executive’s fault, breach, disclosure, or other act of Executive.

                                                (b)                                 NON-COMPETITION.  In consideration of this Agreement, and other good and valuable consideration provided hereunder, the receipt and sufficiency of which are hereby acknowledged by Executive, Executive hereby agrees and covenants that, during Executive’s employment hereunder and for a period of twelve (12) months thereafter (the “Restricted Period”), Executive shall not, without the prior written consent of the Company, directly or indirectly, engage in or become associated with a Competitive Activity.

                                                For purposes of this Section 2(b), (i) a “Competitive Activity” means any business or other endeavor involving Similar Products if such business or endeavor is in a country (including the United States) in which the Company (or any of its businesses) provides or planned to provide during Executive’s employment hereunder such Similar Products; (ii) “Similar Products” means any products or services that are the same (or substantially the same) as any of the (A) types of products or services that the online loan origination, online loan brokerage, or online real estate brokerage businesses of LendingTree and/or the Company or (B) significant types of products or services that any other business for which Executive has direct or indirect responsibility hereunder, in each case, provides, has provided or planned to provide during Executive’s employment hereunder; and (iii) Executive shall be considered to have become

“associated with a Competitive Activity” if Executive becomes directly or indirectly involved as an owner, principal, employee, officer, director, independent contractor, representative, stockholder, financial backer, agent, partner, member, advisor, lender, consultant or in any other individual or representative capacity with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity.

                                                Notwithstanding the foregoing, Executive may make and retain investments during the Restricted Period, for investment purposes only, in less than five percent (5%) of the outstanding capital stock of any publicly-traded corporation engaged in a Competitive Activity if the stock of such corporation is either listed on a national stock exchange or on the NASDAQ National Market System if Executive is not otherwise affiliated with such corporation.   Executive acknowledges that Executive’s covenants under this Section 2(b) are a material inducement to the Company’s entrance into this Agreement.

                                                (c)                                  NON-SOLICITATION OF EMPLOYEES.  Executive recognizes that he or she will possess Confidential Information about other employees, consultants and contractors of the Company and its subsidiaries or affiliates relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with suppliers to and customers of the Company and its subsidiaries or affiliates.  Executive recognizes that the information he or she will possess about these other employees, consultants and contractors is not generally known, is of substantial value to the Company and its subsidiaries or affiliates in developing their respective businesses and in securing and retaining customers, and will be acquired by Executive because of Executive’s business position with the Company.  Executive agrees that, during Executive’s employment hereunder and for a period of twelve (12) months thereafter, (i) Executive will not, directly or indirectly, hire or solicit or recruit any person then employed by the Company  and/or any of its subsidiaries and/or affiliates with whom Executive has had direct contact during his employment hereunder, in all cases, for the purpose of being employed by Executive or by any business, individual, partnership, firm, corporation or other entity on whose behalf Executive is acting as an agent, representative or employee; and (ii) Executive will not convey any such Confidential Information or trade secrets about employees of the Company or any of its subsidiaries or affiliates to any other person except within the scope of Executive’s duties hereunder.  Notwithstanding the foregoing, the restrictions set forth immediately above shall, in the case of employees with whom Executive had a direct working relationship prior to his employment with the Company, its subsidiaries and/or affiliates, (i) upon a termination of Executive’s employment by the Company for any reason other than for Cause, shall apply for a period of nine (9) months following such termination, or (ii) if Executive terminates his employment hereunder, apply for a period of twelve (12) months following such termination.

                                                (d)                                 NON-SOLICITATION OF CUSTOMERS.  During Executive’s employment hereunder and for a period of twelve (12) months thereafter, Executive shall not solicit any Customers of LendingTree or encourage (regardless of who initiates the contact) any such Customers to use the facilities or services of any competitor of LendingTree.  For the purposes of this subsection, “Customers” means any persons or entities that purchased products or services from the Company within twelve (12) calendar months of the termination of Executive’s employment.

                                                (e)                                  PROPRIETARY RIGHTS; ASSIGNMENT.  All Employee Developments (defined below) shall be considered works made for hire by Executive for the Company or, as applicable, its subsidiaries or affiliates, and Executive agrees that all rights of any kind in any Employee Developments belong exclusively to the Company.  In order to permit the Company to exploit such Employee Developments, Executive shall promptly and fully report all such Employee Developments to the Company.  Except in furtherance of his obligations as an employee of the Company, Executive shall not use or reproduce any portion of any record associated with any Employee Development without prior written consent of the Company or, as applicable, its subsidiaries or affiliates.  Executive agrees that in the event actions of Executive are required to ensure that such rights belong to the Company under applicable laws, Executive will cooperate and take whatever such actions are reasonably requested by the Company, whether during or after the Term, and without the need for separate or additional compensation.  “Employee Developments” means any idea, know-how, discovery, invention, design, method, technique, improvement, enhancement, development, computer program, machine, algorithm or other work of authorship, whether developed, conceived or reduced to practice during or following the period of employment, that (i) concerns or relates to the actual or anticipated business, research or development activities, or operations of LendingTree (or any other Company business for which Executive has direct or indirect responsibility during his employment hereunder), or (ii) results from or is suggested by any undertaking assigned to Executive or work performed by Executive for or on behalf of the Company or any of its subsidiaries or affiliates, whether created alone or with others, during or after working hours, or (iii) uses, incorporates or is based on Company equipment, supplies, facilities, trade secrets or inventions of any form or type.  All Confidential Information and all Employee Developments are and shall remain the sole property of the Company or any of its subsidiaries or affiliates.  Executive shall acquire no proprietary interest in any Confidential Information or Employee Developments developed or acquired during the Term.  To the extent Executive may, by operation of law or otherwise, acquire any right, title or interest in or to any Confidential Information or Employee Development, Executive hereby assigns and covenants to assign to the Company all such proprietary rights without the need for a separate writing or additional compensation.  Executive shall, both during and after the Term, upon the Company’s request, promptly execute, acknowledge, and deliver to the Company all such assignments, confirmations of assignment, certificates, and instruments, and shall promptly perform such other acts, as the Company may from time to time in its discretion deem necessary or desirable to evidence, establish, maintain, perfect, enforce or defend the Company’s rights in Confidential Information and Employee Developments.

                                                (f)                                    COMPLIANCE WITH POLICIES AND PROCEDURES.  During the period that Executive is employed with the Company hereunder, Executive shall adhere to the reasonable policies and standards of professionalism set forth in the Company’s Policies and Procedures applicable to all employees of the Company and its subsidiaries and/or affiliates, as well as LendingTree’s reasonable policies (or the reasonable policies of such other businesses for which Executive has direct or indirect responsibility under this Agreement) as they may exist from time to time.

                                                (g)                                 SURVIVAL OF PROVISIONS.  The obligations contained in this Section 2 shall, to the extent provided in this Section 2, survive the termination or expiration of Executive’s employment with the Company and, as applicable, shall be fully enforceable thereafter in accordance with the terms of this Agreement.  If it is determined by a court of competent jurisdiction that any restriction in this Section 2 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by applicable law.

3.                                       TERMINATION OF PRIOR AGREEMENTS.  This Agreement constitutes the entire agreement between the parties and, as of the Effective Date, terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement.  Executive acknowledges and agrees that neither the Company nor anyone acting on its behalf has made, and is not making, and in executing this Agreement, Executive has not relied upon, any representations, promises or inducements except to the extent the same is expressly set forth in this Agreement.  Executive hereby represents and warrants that by entering into this Agreement, Executive will not rescind or otherwise breach an employment agreement or other agreement with Executive’s current employer prior to the natural expiration date of such agreement.  Notwithstanding the foregoing, nothing in this Agreement shall alter the Executive’s rights to (i) any grant of RSUs or other equity interests, or the vesting rights or conditions of termination and/or expiration thereof, granted in any prior agreement (including, without limitation, the rights granted to Executive under that certain Restricted Shares Grant and Shareholders’ Agreement dated as of May 5, 2003, as amended from time to time), or (ii) the payment of any cash bonus, whether guaranteed or discretionary, attributable to the Company’s 2007 fiscal year and awarded in any prior agreement.

4.                                       ASSIGNMENT; SUCCESSORS.  Without limiting the provisions of Section 2(d) of this Agreement, the parties agree that this Agreement is personal in its nature and that none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided, that the Company may assign this Agreement to, or allow any of its obligations to be fulfilled by, or take actions through, any affiliate of the Company and, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets of the Company (a “Transaction”) with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and in the event of any such assignment or Transaction, all references herein to the “Company” shall refer to the Company’s assignee or successor hereunder.

5.                                       WITHHOLDING.  The Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to Executive hereunder, as may be required from time to time by applicable law, governmental regulation or order.

6.                                       HEADING REFERENCES.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.  References to “this Agreement” or the use of the term “hereof” shall refer to these Standard Terms and Conditions and the Employment Agreement attached hereto, taken as a whole.

7.                                       REMEDIES FOR BREACH.  Executive expressly agrees and understands that Executive will notify the Company in writing of any alleged breach of this Agreement by the Company, and the Company will have thirty (30) days from receipt of Executive’s notice to cure any such breach.  Executive expressly agrees and understands that in the event of any termination of Executive’s employment by the Company during the Term, the Company’s contractual obligations to Executive shall be fulfilled through compliance with its obligations under Section 1 of the Standard Terms and Conditions.

                                                Executive expressly agrees and understands that the remedy at law for any breach by Executive of Section 2 of the Standard Terms and Conditions will be inadequate and that damages flowing from such breach are not usually susceptible to being measured in monetary terms.  Accordingly, it is acknowledged that, upon Executive’s violation of any provision of such Section 2, the Company shall be entitled to obtain from any court of competent jurisdiction immediate injunctive relief and obtain a temporary order restraining any threatened or further breach as well as an equitable accounting of all profits or benefits arising out of such violation.  Nothing shall be deemed to limit the Company’s remedies at law or in equity for any breach by Executive of any of the provisions of this Agreement, including Section 2, which may be pursued by or available to the Company.

8.                                       WAIVER; MODIFICATION.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.  This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

9.                                       SEVERABILITY.  In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any law or public policy, only the portions of this Agreement that violate such law or public policy shall be stricken.  All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect.  Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

10.                                 INDEMNIFICATION.  The Company shall indemnify and hold Executive harmless for acts and omissions in Executive’s capacity as an officer, director or employee of the Company to the maximum extent permitted under applicable law; provided, however, that neither the Company, nor any of its subsidiaries or affiliates shall indemnify Executive for any losses incurred by Executive as a result of acts described in Section 1(c) of this Agreement.